Exhibit 3.7

AMENDED

AND

RESTATED

BYLAWS OF

CENTERSTATE BANKS, INC.

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Section	Caption	Page

	ARTICLE VII – General Provision ………………………	19

Section 1	Fiscal Year ………… …………………………………….	19
Section 2	Seal ……………………………………………………….	19
Section 3	Amendment of Bylaws……………………………………	19

iii

AMENDED

AND

RESTATED

BYLAWS

OF

CENTERSTATE BANKS, INC.

ARTICLE I

Meeting of Shareholders

Section 1.  Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held following the end of the Corporation's fiscal year at such time as shall be determined by the Board of Directors. The annual meeting shall be held for the election of directors of the Corporation and the transaction of any business which may be brought before the meeting. The annual meeting of the shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. The failure to hold the annual meeting at the time stated shall not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the Corporation. Annual meetings shall be held at the Corporation's principal office unless stated otherwise in the notice of the annual meeting.

Section 2.  Special Meetings. Special meetings of the shareholders shall be held when directed by the Chairman of the Board, the President, or the Board of Directors, or when requested in writing by the holders of not less than one-third of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Shareholders should sign, date, and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made. The call for the meeting shall be issued by the Secretary, unless the Chairman of the Board, the President, the Board of Directors, or shareholders requesting the calling of the meeting shall designate another person to do so.

Section 3.  Place. Meetings of shareholders may be held either within or without the State of Florida. Unless otherwise directed by the Board of Directors, meetings of the shareholders shall be held at the principal offices of the Corporation in the State of Florida.

Section 4.  Notice of Meeting. The Corporation shall notify shareholders in writing of the date, time, and place of each annual and special shareholders' meeting no fewer than ten or more than sixty days before the meeting date. Notice of a shareholders' meeting may be communicated or delivered to any shareholder in person, or by teletype, telegraph or other form of electronic communication, or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting. If notice is mailed, it shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. Notice of Adjourned Meetings. When an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting must be given to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

Section 6.  Waiver of Notice. A shareholder may waive any notice required by the Articles of Incorporation or Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a shareholder at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

Section 7. Record Date. For the purpose of determining the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix the record date for any such determination of shareholders.

The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his demand to the Corporation. The record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation under Section 4 of this Article. A record date for purposes of this Section may not be more than seventy days before the meeting or action requiring a determination of shareholders.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 8.  Shareholders' List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection.

The Corporation shall make the shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 9. Voting Entitlement of Shares. Except as provided otherwise in the Articles of Incorporation or herein, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to vote at a meeting of the shareholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the Chairman of the Board, the President, any Vice President, the Secretary, and the Treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

Shares entitled to vote which are held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

Nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

Section 10. Proxies. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney in fact, may vote the shareholder's shares in person or by proxy.

A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photo static, telecopy or equivalent reproduction of an appointment form is a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary or other officer authorized to tabulate votes and is valid for up to eleven months unless a longer period is expressly provided in the appointment form.

The death or incapacity of a shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

Section 11. Shareholder Quorum and Voting. A majority of the votes entitled to be cast on the matter by the voting group, constitutes a quorum of that voting group at a meeting of shareholders. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law requires a greater number of affirmative votes. After a quorum has been established at a shareholders' meeting, a subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 12. Voting Trusts. One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation's principal office. After filing a copy of the list and agreement in the Corporation's principal office, such copy shall be open to inspection by any shareholder of the Corporation or any beneficiary of the trust under the agreement during business hours.

A voting trust is valid for not more than ten years after its effective date, provided that all or some of the parties to a voting trust may extend it for additional terms of not more than ten years each by signing an extension agreement and obtaining the voting trustee's written consent to the extension. An extension is valid for the period set forth therein, up to ten years, from the date the first shareholder signs the extension agreement. The voting trustee must deliver copies of the extension agreement and list of beneficial owners to the Corporation's principal office. An extension agreement binds only those parties signing it.

Section 13. Shareholders' Agreements. Two or more shareholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose. When a shareholders' agreement is signed, the shareholders parties thereto shall deliver copies of the agreement to the Corporation's principal office. After filing a copy of the agreement in the Corporation's principal office, such copy shall be open to inspection by any shareholder of the Corporation, or any party to the agreement during business hours.

ARTICLE II

Directors

Section 1.  General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. Qualifications of Directors. Directors must be natural persons who are eighteen years of age or older but need not be residents of this state or shareholders of the Corporation.

Section 3. Number. The Board of Directors of the Corporation as of the date of adoption of   these   Bylaws shall consist of seven members. The number of directors may be increased or decreased from time to time by action of the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director. Directors are elected at each annual meeting of shareholders.

Section 4. Election and Term. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which such director is elect and until such director's successor shall have been elected and qualified or until such director's earlier resignation, removal from office, or death. Except as set forth below, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.  If a director is not elected, that director shall offer to tender his or her resignation to the Board, and the Nominating Committee shall make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.  The Board shall act on the Committee’s recommendation, with the affected director abstaining from such action, within 90 days from the date of the certification of the election results, and publicly disclose its decision and the rationale therefore as deemed appropriate.

Section 5.  Vacancy on Board. Any vacancy occurring on the Board of Directors, including a vacancy from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 6.  Removal of Directors by Shareholders. The shareholders may remove one or more directors with or without cause. A director may be so removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director with cause.

Section 7.  Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 8.  Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 9.   Directors' Meetings. The Board of Directors may hold regular or special meetings in or out of the state. Meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President, or by directors constituting at least one-fourth of the full Board of Directors.

Section 10.  Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meetings. Special meetings of the Board of Directors must be preceded by at least two days' notice of the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11.  Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 12.  Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

Section 13.  Action by Directors Without a Meeting. Any action required or permitted by law to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if action is taken by all members of the Board or the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. Action taken shall be effective when the last director signs the consent, unless the consent specifies a different effective date. The consent signed shall have the effect of a meeting vote and may be described as such in any document.

Section 14.  Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 15.  Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Board Committees

Section 1.  Standing Committees. The Board of Directors shall have and maintain as standing committees of the Board an Audit Committee, a Compensation Committee and a Loan Committee. The Board of Directors shall at the annual meeting following the Corporation's annual meeting of shareholders and may at such other times as the Board may determine, elect the members of each such committee, all of whom shall be directors of the Corporation, designate one of the members of each such committee as chairman of the committee, and prescribe the duties of each committee, which duties shall be consistent with these Bylaws.

Section  2.  Audit Committee. The Audit Committee shall consist of not less than two directors, none of whom shall be officers or employees of the Corporation or any direct or indirect subsidiary or affiliate of the Corporation. The Audit Committee shall select and approve the terms and scope of engagement of the independent certified accountants of the Corporation and shall have such other duties as may from time to time be prescribed by the Board of Directors. The independent auditor of the Corporation, if any, shall report directly to the Audit Committee.

Section 3.  Compensation Committee. The Compensation Committee shall consist of not less than two directors, none of whom shall be officers or employees of the Corporation or any direct or indirect subsidiary or affiliate of the Corporation. The Compensation Committee shall serve as the Board committee responsible for administering any compensation and benefit plans of the Corporation and shall have such other duties as may from time to time be prescribed by the Board of Directors.

Section 4.  Loan Committee. The Loan Committee shall consist of not less than two directors. The Loan Committee shall have the power to establish and approve such loans, policies and procedures relating to the lending operations of any direct and indirect subsidiary or affiliate of the Corporation as determined in accordance with such guidelines established by the Board of Directors from time to time.

Section 5.  Other Committees. The Board of Directors may by resolution establish such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the composition, duties, and procedures thereof.

Section 6.  Alternate Member Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, and such alternate members may act in the place and stead of any absent member or members at any meeting of such committee. The Board of Directors may fill any vacancy or vacancies occurring in any committee.

Section 7. Prohibited Committee Actions. Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the authority to:

(a)Approve or recommend to shareholders actions or proposals required by law, the Articles of Incorporation, or these Bylaws to be approved by the shareholders.

(b)Fill vacancies on the Board of Directors or any committee thereof.

(c)Adopt, amend, or repeal the Bylaws.

(d)Authorize or approve the reacquisition of any shares of capital stock of the Corporation unless pursuant to a general formula or method specified by the Board of Directors.

(e)Authorize or approve the issuance or sale or contract for the sale of shares of capital stock, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

(f)Declare any dividend or distribution on the capital stock of the Corporation, whether in cash or in kind.

(g)Authorize or approve any stock split, reverse stock split, or other recapitalization of any class of capital stock of the Corporation.

(h)Authorize or approve any agreement or plan providing for a merger, acquisition, consolidation, or other business combination involving the Corporation.

(i)Authorize or approve the sale of all or substantially all of the assets of the Corporation.

(j)Authorize or approve any transaction in which any member of such committee has any material beneficial interest.

(k)Authorize or approve any action described in Article II, Section 16, of these Bylaws.

(l)Repeal or revoke any of the foregoing.

Section 8.  Tenure. Each committee member shall hold office until the next annual meeting of the Board of Directors following his appointment and until a successor is designated, provided that any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the Chairman of the Board or Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt and acceptance of such resignation shall not be necessary to make it effective.

Section 9. Meetings. Regular meetings of a committee may be held without notice at such times and places as the committee or the Board of Directors may fix from time to time by resolution. Special meetings of a committee may be called by the Chairman of the Board, by the President, by the Chairman of the Conm1ittee, or by a majority of the members of the committee. Special meetings of a committee must be preceded by at least 24 hours’ notice of the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the committee need be specified in the notice or waiver of notice of such meeting. Notice of a meeting of a committee need not be given to any member who signs a waiver of notice either before or after the meeting. Attendance of a member at a conm1ittee meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 10.  Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action by the committee must be authorized by the affirmative vote of a majority of the members at the meeting at which such action is taken.

Section 11.  Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

Section 12.  Procedures. Each committee may fix its own rules of procedure which shall not be inconsistent with law or the Articles of Incorporation or Bylaws of the Corporation, and shall keep regular minutes of its proceedings and report the same to the Board of Directors at the Board meeting next following the date the proceedings shall have occurred.

Section 13.  Limitation. Neither the designation of any committee of the Board of Directors, the delegation thereto of authority, nor any action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his responsibility to act in good faith, in a manner he or she reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

ARTICLE IV

Officers

Section 1.  Officers, Election and Terms of Office. The principal officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of the Corporation, and shall hold his or her respective office at the pleasure of the Board of Directors or until the time of the next succeeding meeting of the Board following the annual meeting of the shareholders. The Board of Directors shall have the power to elect or appoint, for such term as it may see fit, such other officers and assistant officers and agents as it may deem necessary, and to prescribe such duties for them to perform as it may deem advisable.

Any two or more offices may be held by the san1e person. Failure to elect a Chairman of the Board, Vice Chairman of the Board, President, Vice President, Secretary or Treasurer shall not affect the existence of the Corporation.

Section 2.  Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 4.  Chief Executive Officer. The Board of Directors shall designate a Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders of the Corporation. Such person shall serve as the Chief Executive Officer of the Corporation and, subject to the provisions of these Bylaws and any limitations imposed by the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers, agents, and employees. The Chief  Executive Officer shall have the power and authority to execute contracts, deeds, notes, mortgages, bonds, and other instrun1ents and documents in the name of the Corporation and on its behalf, subject, however, to any limitations imposed by the Board of Directors. The Chief Executive Officer shall report to the Board of Directors. Unless otherwise expressly provided by the Board of Directors, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board during any absence or disability of such officer.

Section 5.  Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall generally have and perform such other duties as may from time to time be conferred or assigned by the Board of Directors.

Section 6.  Vice Chairman. The Board of Directors may appoint one or more of its members to be Vice Chairmen of the Board. In the absence of the Chairman, the Vice Chairman (in such order of seniority as may be determined by the Board of Directors, if any) shall preside at any meeting of the shareholders and the Board of Directors, unless the Board of Directors shall designate a Chairman Pro Tern for such purposes. The Vice

Chairman shall have the power and authority to execute contracts, deeds, notes, mortgages, bonds, and other instruments and documents in the name of the Corporation and on its behalf, subject, however, to any limitations imposed by the Board of Directors. The Vice Chairman of the Board shall also have and may exercise such further executive powers and duties as from time to time may be conferred upon or assigned by the Board of Directors or, in the absence of such action by the Board, by the Chief Executive Officer. The Vice Chairman shall report to the Chief Executive Officer.

Section 7.  President. Subject to the provisions of these Bylaws and any limitations imposed by the Board of Directors, the President shall have such general executive powers as usually pertain to such office or as may be properly required by the Board of Directors. The President shall have the power and authority to sign certificates evidencing the capital stock of the Corporation and execute contracts, deeds, notes, mortgages, bonds, and other instruments and documents in the name of the Corporation and on its behalf, subject, however, to any limitations imposed by the Board of Directors. If the offices of Chief Executive Officer and President are ever separated, then the President shall report to the Chief Executive Officer. The President shall, unless otherwise expressly provided by the Board of Directors, perform the duties and exercise the powers of the Chief Executive Officer during any disability of the Chief Executive Officer.

Section 8.  Vice President. One or more Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. A Vice President shall have the powers and perform such duties as may be delegated to such Vice President by the Board of Directors, or, in the absence of such action by the Board, then by the Chief Executive Officer, the Chairman of the Board or the President. Each Executive Vice President will report to the President and Chief Executive Officer. A Vice President (in such order of seniority as may be determined by the Board of Directors, if any) shall, except as may be expressly limited by action of the Board of Directors, perform the duties and exercise the powers of the President during the absence or disability of the President. Each Vice President shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation and on its behalf, subject to any limitations imposed by the Board of Directors. A Vice President also shall have such powers and perform such duties as usually pertain to such office or as may be properly required by the Board of Directors.

Section 9.  Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. The Secretary shall attend to giving and serving of all notices, and such Secretary shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in charge of the Treasurer, or except as otherwise expressly directed by the Board of Directors. The Secretary shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the Corporation. The

Secretary shall sign with the Chief Executive Officer all certificates of stock as the Secretary of the Corporation and as Secretary affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the President in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such, the Secretary shall affix the seal of the Corporation thereto when required thereby. Under the direction of the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, or the President, the Secretary shall perform all the duties usually pertaining to the office of Secretary or the Chief Executive Officer, and such Secretary shall perform such other duties as may be prescribed by the Board of Directors. If at any time any person or persons shall be designated as an Assistant Secretary of the Corporation, the Secretary may delegate to such Assistant Secretary such duties and powers as the Secretary may deem proper.

Section 10.  Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation except as may be otherwise provided by the Board of Directors, and the Treasurer shall make such disposition of the funds and other assets of the Corporation as such Treasurer may be directed by the Board of Directors. The Treasurer shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of the Corporation. The Treasurer shall have general charge of all financial books, vouchers and papers belonging to the Corporation or pertaining to its business. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as such Treasurer may be directed or required by the Board of Directors or the Chief Executive Officer. If at any time any person shall be designated as Comptroller of the Corporation, the Treasurer may delegate to such Comptroller such duties and powers as the Treasurer may deem proper.

Section 11.  Delegation of Duties. In the case of the absence or disability of any officer of the Corporation, or in case of a vacancy in any office or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, except as otherwise provided by law, may delegate the powers or duties of any officer during the period of such officer's absence or disability to any other officer or to any director.

ARTICLE V

Stock Certificates

Section 1.  Certificates of Stock.  Shares in the name of the Corporation may but need not be represented by certificates. Every holder of shares in the Corporation shall be entitled to have a certificate, representing all shares to which such holder is entitled. No certificate shall be issued for any share, and no share shall be deemed to be issued, until such share is fully paid.  Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Florida, the name of the shareholder, and the number and class (and the designation of the Series, if any) of the shares represented. Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof If the person who signed a share certificate, either manually or by facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof  a written notice that shall set forth the name of the Corporation, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation's Articles of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation.

Section 2.  Transfer of Stock. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificates therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the registered holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of the shares of stock.

Section 3.  Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that such shareholder is the owner and holder thereof, and give notice of the loss or destruction o:f same in such manner as the Board of Directors may require, and shall, if the Board of

Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties, satisfactory to the Board of Directors and payable as may be required by the Board of Directors, whereupon the Corporation may issue (i) a new certificate or certificates for such stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

ARTICLE VI

Indemnification

Section l.  Definitions. For purposes of this Article VI, the following terms shall have the meanings hereafter ascribed to them:

(a)"agent" includes a volunteer.

(b)"Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(c)"expenses" includes counsel fees, including those for appeal.

(d)"liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding.

(e)"proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

(f)"serving at the request of the Corporation" includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

(g)"not opposed to the best interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(h)"other enterprises" includes employee benefit plans.

Section 2.  Indemnification of Officers, Directors, Employees and Agents.

(a)The Corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer,  employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)The Corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsection (a) or subsection (b), or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

(d)Any indemnification under subsection (a) or subsection (b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. Such determination shall be made:

1.By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding;

2.If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

3.By independent legal counsel:

a.Selected by the Board of Directors prescribed in subsection (d)(1) or the committee prescribed in subsection (d)(2);

b.If a quorum of the directors cannot be obtained for subsection (d)(1) and a committee cannot be designated for subsection (d)(2), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

4.By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(e)Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons designated by independent legal counsel shall evaluate the reasonableness of expenses and may authorize indemnification.

(f)Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon  such terms or conditions that the Board of Directors deems appropriate.

(g)The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

1.A violation  of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

2.A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

3.In the case of a director, a circumstance under which the liability provisions of Section 607.0834, Florida Statutes, are applicable; or

4.Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(h)Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(i)Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board of Directors or of the shareholders in the specific case, a director, officer, employee or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the Circuit Court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

1.The director, officer, employee or agent is entitled to mandatory indemnification, in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

2.The director, officer, employee or agent is entitled to

indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power; or

3.The director, officer, employee or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth herein.

ARTICLE VII

General Provisions

Section 1.  Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

Section 2.  Seal. The Board of Directors in its discretion may adopt a seal for the Corporation in such form as may be determined from time to time by the Board of Directors.

Section 3.  Amendment of Bylaws. The Board of Directors shall have the power to appeal, alter, amend, and rescind these Bylaws.